Exhibit 99.1

ITT Reports Solid 2009 Fourth-Quarter and Full-Year Results; Achieves Record Cash Flow; Raises 2010 Guidance

  Fourth-quarter earnings from continuing operations up 10 percent to $1.06 per share, with revenue of $2.9 billion. Adjusted earnings from continuing operations up 18 percent to $0.97 per share.
  Full-year 2009 earnings from continuing operations of $3.54 per share, with revenue of $10.9 billion. Adjusted earnings from continuing operations of $3.78 per share.
  Record 2009 cash from operations of $1.3 billion and free cash flow of $1.1 billion, a 146 percent conversion of income from continuing operations adjusted for non-cash special items.
  Adjusted earnings per share 2010 guidance raised to a range of $3.90 to $4.10.

WHITE PLAINS, N.Y.--(BUSINESS WIRE)--February 3, 2010--ITT Corporation (NYSE: ITT) today reported 2009 fourth-quarter revenue of $2.9 billion and income from continuing operations of $196 million, or $1.06 per share. Excluding special items, income from continuing operations for the quarter was $178 million, or $0.97 per share, representing 18 percent year-over-year growth, as productivity benefits and lower restructuring costs more than offset lower volumes.

For the full year 2009, ITT reported revenues of $10.9 billion and income from continuing operations of $651 million, or $3.54 per share. Excluding special items, income was $696 million, or $3.78 per share. For the full year, free cash flow, representing cash from operations before a net discretionary pension contribution and less capital expenditures, was $1.1 billion, a 146 percent conversion of income from continuing operations adjusted for non-cash special items.

“The strength of our well-balanced portfolio enabled us to achieve EPS performance that was best in class for our multi-industry peer group. We are very proud of our teams around the globe for delivering on our commitments. We took important steps intended to position the company for the long term by increasing our strategic investments and accelerating our productivity initiatives while continuing to generate strong free cash flow to invest in our future,” said Steve Loranger, ITT’s chairman, president and chief executive officer.

The company also raised its full-year 2010 adjusted earnings per share guidance from its previously announced forecast of $3.85 to $4.05 to a new forecast of $3.90 to $4.10.

“We believe our innovative and essential products and services position us well to grow at or above the markets we serve. We saw this play out in 2009 with many key customer wins, and our outstanding achievements in operational excellence enable our confidence to raise our outlook for growth in 2010,” said Loranger. “For the long term, we believe we have the right strategies in place to grow organically while we invest for our future -- in categories that are adjacent to our core businesses and in emerging markets that will drive sustainable growth.”

2009 Fourth-Quarter and Full-Year Business Segment Results

ITT Defense & Information Solutions (formerly Defense Electronics & Services)

  Fourth-quarter 2009 revenue for the Defense segment was $1.6 billion, down one percent compared to the year-ago period, as lower tactical radio volumes offset growth in service contracts and international Night Vision revenues. Fourth-quarter operating income for the segment grew to $207 million, up 10 percent on a comparable basis, driven by strong productivity actions.
  Full-year 2009 revenue for the segment was flat compared with 2008 at $6.3 billion. For the full year, operating income for the segment was $776 million, a seven percent improvement year-over-year, driven by productivity actions.
  At the close of 2009, the Defense segment had a funded backlog of $5.2 billion that was nearly flat to the prior year with little change in the mix of products and services.
  During the first quarter of 2010, ITT announced a strategic realignment of its Defense segment to enable stronger portfolio positioning to accelerate new technology development in systems and solutions, achieve a more coordinated market approach, and reduce operational redundancies. The company’s Defense Electronics & Services segment was renamed ITT Defense & Information Solutions. Its previous organizational structure, comprising seven separate business units, will be consolidated into three stronger technology platforms in 2010: Electronic Systems, Geospatial Systems and Information Systems.

Fluid Technology

  ITT’s Fluid Technology segment reported fourth-quarter 2009 revenue of $924 million, down six percent on a year-over-year basis, and a 13 percent decline in organic revenue (defined as total revenue excluding the impacts of foreign exchange and acquisition and divestiture activity), due primarily to global weakness in Residential and Commercial Water and lower revenues in North America from the Industrial Process business that offset continued strength in the municipal market. Fourth-quarter segment operating income was $104 million, up nine percent from the comparable prior-year period, driven by strong productivity, lower restructuring and realignment costs and favorable foreign exchange that more than offset lower volume.

  For the full year, the segment revenue declined 12 percent to $3.4 billion, and organic revenue was down nine percent as stability in municipal markets was offset by declines in industrial, residential and commercial markets. The segment generated operating income of $393 million, down 16 percent on a comparable basis, as a result of lower volume and higher pension expense, partially offset by strong productivity and lower realignment costs.

Motion & Flow Control

  Fourth-quarter 2009 revenue for the Motion & Flow Control segment grew two percent on a comparable basis to $332 million. Organic revenue was down one percent, as growth driven by the European auto stimulus, solid rail growth in emerging markets, and growth in beverage were offset by declines in the aerospace and industrial markets. The segment reversed a year-ago loss with fourth-quarter operating income of $17 million, driven by strong productivity and lower realignment costs.
  Full-year 2009 revenue for the segment was $1.3 billion, down 21 percent compared with the prior year. Organic revenue was down 14 percent, as a result of general weakness in industrial markets, which was partially offset by market share gains in automotive and beverage. For the year, operating income was down 38 percent to $118 million, as a result of lower volumes, lower foreign exchange and higher pension expense, which together offset significant productivity benefits and lower realignment costs.

Investor Call Today

ITT's senior management will host a conference call for investors today at 9:00 a.m. Eastern Standard Time to review fourth-quarter and full-year performance and answer questions. The briefing can be monitored live via webcast at the following address on the company's Web site: www.itt.com/ir.

About ITT Corporation

ITT Corporation is a high-technology engineering and manufacturing company operating on all seven continents in three vital markets: water and fluids management, global defense and security, and motion and flow control. With a heritage of innovation, ITT partners with its customers to deliver extraordinary solutions that create more livable environments, provide protection and safety and connect our world. Headquartered in White Plains, N.Y., the company generated 2009 revenue of $10.9 billion. www.itt.com

Safe Harbor Statement

Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 ("the Act"). These forward-looking statements include statements that describe the Company's business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target" and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include: Economic, political and social conditions in the countries in which we conduct our businesses; Changes in government defense budgets; Decline in consumer spending; Sales and revenues mix and pricing levels; Availability of adequate labor, commodities, supplies and raw materials; Interest and foreign currency exchange rate fluctuations; Competition and industry capacity and production rates; Ability of third parties, including our commercial partners, counterparties, financial institutions and insurers, to comply with their commitments to us; Our ability to borrow or refinance our existing indebtedness and availability of liquidity sufficient to meet our needs; Acquisitions or divestitures; Personal injury claims; Uncertainties with respect to our estimation of asbestos liability exposure and related insurance recoveries; Our ability to effect restructuring and cost reduction programs and realize savings from such actions; Government regulations and compliance therewith; Changes in technology; Intellectual property matters; Governmental investigations; Potential future employee benefit plan contributions and other employment and pension matters; Contingencies related to actual or alleged environmental contamination, claims and concerns; Changes in generally accepted accounting principles; Other factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

ITT CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED INCOME STATEMENTS
(In millions, except per share)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Sales and revenues	$2,869.7	$2,945.0	$10,904.5	$11,694.8

Costs of sales and revenues	2,021.1	2,128.3	7,833.6	8,439.4
Selling, general and administrative expenses	414.0	437.0	1,576.4	1,709.2
Research and development expenses	94.3	71.8	268.3	244.3
Asbestos-related costs, net	13.0	3.1	237.5	14.3
Restructuring and asset impairment charges, net	39.3	61.6	79.3	77.5
Total costs and expenses	2,581.7	2,701.8	9,995.1	10,484.7

Operating income	288.0	243.2	909.4	1,210.1
Interest expense	25.8	39.5	99.5	140.8
Interest income	2.4	6.7	24.3	31.3
Miscellaneous expense (income), net	(0.6)	2.5	9.0	13.1
Income from continuing operations before income taxes	265.2	207.9	825.2	1,087.5
Income tax expense	69.6	32.4	174.5	312.3
Income from continuing operations	195.6	175.5	650.7	775.2
Discontinued operations, net of tax	3.6	10.0	(7.0)	19.5
Net income	$199.2	$185.5	$643.7	$794.7

Earnings Per Share:
Income from continuing operations:
Basic	$1.07	$0.97	$3.56	$4.26
Diluted	$1.06	$0.96	$3.54	$4.21
Discontinued operations:
Basic	$0.02	$0.06	$(0.03)	$0.11
Diluted	$0.02	$0.05	$(0.04)	$0.11
Net income:
Basic	$1.09	$1.02	$3.53	$4.37
Diluted	$1.08	$1.01	$3.50	$4.32

Average Common Shares — Basic	182.9	181.7	182.5	181.9
Average Common Shares — Diluted	184.7	182.9	183.9	184.0

ITT CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)
(Unaudited)

	December 31,	December 31,
	2009	2008

Assets
Current Assets:
Cash and cash equivalents	$1,215.6	$964.9
Receivables, net	1,796.7	1,961.1
Inventories, net	802.3	803.8
Deferred income taxes	234.1	203.4
Other current assets (a)	207.1	131.0
Total current assets	4,255.8	4,064.2

Plant, property and equipment, net	1,051.0	993.9
Deferred income taxes	583.2	608.5
Goodwill, net	3,864.0	3,831.3
Other intangible assets, net	518.9	616.5
Asbestos-related assets	604.3	201.2
Other non-current assets	251.9	164.6
Total assets	$11,129.1	$10,480.2

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$1,291.3	$1,234.6
Accrued expenses (b)	1,034.7	991.2
Accrued taxes	105.0	30.2
Short-term debt and current maturities of long-term debt	75.0	1,679.0
Pension and postretirement benefits	73.2	68.8
Deferred income taxes	36.4	26.7
Total current liabilities	2,615.6	4,030.5

Pension and postretirement benefits	1,788.5	2,141.6
Long-term debt	1,430.8	467.9
Asbestos-related liabilities	867.2	225.9
Other non-current liabilities	548.7	554.4
Total liabilities	7,250.8	7,420.3

Shareholders' equity	3,878.3	3,059.9
Total liabilities and shareholders' equity	$11,129.1	$10,480.2

(a) 2009 includes asbestos-related assets of $62.0
(b) 2009 includes asbestos-related liabilities of $66.0

ITT CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended
	December 31,
	2009	2008
Operating Activities Net income	$643.7	$794.7
(Loss) income from discontinued operations	(7.0)	19.5
Income from continuing operations	650.7	775.2

Adjustments to income from continuing operations:
Depreciation and amortization	292.6	278.3
Stock-based compensation	31.3	30.8
Asbestos-related costs, net	237.5	14.3
Restructuring and asset impairment charges, net	79.3	77.5
Payments for restructuring	(81.9)	(54.1)
Change in receivables	187.2	(112.9)
Change in inventories	20.9	70.4
Change in accounts payable	29.9	(40.4)
Change in accrued expenses	3.0	101.7
Change in accrued and deferred taxes	(9.2)	19.7
Change in other current and non-current assets	(21.2)	(6.0)
Change in other current and non-current liabilities	(174.1)	(31.0)
Other, net	23.7	(3.9)
Net cash — operating activities	1,269.7	1,119.6

Investing Activities Capital expenditures	(271.6)	(248.7)
Acquisitions, net of cash acquired	(34.3)	(275.7)
Proceeds from sale of assets and businesses	20.6	21.6
Other, net	0.2	(0.1)
Net cash — investing activities	(285.1)	(502.9)

Financing Activities Short-term debt, net	(1,603.0)	(1,229.0)
Long-term debt repaid	(29.3)	(23.3)
Long-term debt issued	992.5	0.6
Repurchase of common stock	-	(75.0)
Proceeds from issuance of common stock	14.7	34.4
Dividends paid	(147.9)	(120.9)
Tax impact from stock option exercises and restricted stock award lapses	3.0	6.7
Other, net	(1.9)	(0.9)
Net cash — financing activities	(771.9)	(1,407.4)

Exchange Rate Effects on Cash and Cash Equivalents	40.0	(73.4)
Net Cash from Discontinued Operations	(2.0)	(11.0)
Net change in cash and cash equivalents	250.7	(875.1)
Cash and cash equivalents — beginning of year	964.9	1,840.0
Cash and Cash Equivalents — end of period	$1,215.6	$964.9

Key Performance Indicators and Non-GAAP Measures

Management reviews key performance metrics including sales and revenues, segment operating income and margins, earnings per share, orders growth, and backlog, among others, in connection with its management of our business. In addition, we consider the following non-GAAP measures to be key performance indicators for purposes of this REG-G reconciliation:

Organic Sales and Revenues defined as reported GAAP sales and revenues excluding the impact of foreign currency fluctuations and contributions from acquisitions and divestitures (for the first 12 months). The Company believes that Organic Sales and Revenues provide a useful measure of the operation's underlying revenue performance after adjusting for foreign exchange, acquisitions and divestitures that may impact comparability. The Company utilizes Organic Sales and Revenues to measure, evaluate and manage the Company's revenue performance. The Company's definition of Organic Sales and Revenue may not be comparable to similar measures utilized by other companies.

Organic Orders are Non-GAAP performance measures that may provide useful information related to the Company's future revenue performance. Organic Orders exclude the impact of foreign currency fluctuations and contributions from acquisitions and divestitures (for the first 12 months). The Company's definition of Organic Orders may not be comparable to similar measures utilized by other companies.

Adjusted Income from Continuing Operations and Adjusted EPS are defined as reported GAAP Income from Continuing Operations and reported GAAP Diluted Earnings Per Share, adjusted to exclude Special Items. Special Items may include, but are not limited to, non-operating settlements or adjustments related to prior periods. These items are not a substitute for GAAP measures. Special items represent significant charges or credits that impact current results, but may not be related to the Company’s ongoing operations and performance. The Company uses Adjusted Income from Continuing Operations and Adjusted EPS to measure, evaluate and manage the Company. The Company believes that results excluding Special Items provide a useful analysis of ongoing operating trends. The Company's definitions of Adjusted Income from Continuing Operations and Adjusted EPS may not be comparable to similar measures utilized by other companies.

Free Cash Flow is defined as GAAP Net Cash - Operating Activities less Capital Expenditures and other Special Items. Free Cash Flow should not be considered a substitute for income or cash flow data prepared in accordance with GAAP. The Company's definition of Free Cash Flow may not be comparable to similar measures utilized by other companies. Management believes that Free Cash Flow is an important measure of performance and it is utilized as one measure of the Company's ability to generate cash. Note that due to other financial obligations and commitments, the entire Free Cash Flow amount may not be available for discretionary purposes.

Management believes that the above metrics are useful to investors evaluating our operating performance for the periods presented, and provide a tool for evaluating our ongoing operations and our management of assets held from period to period. These metrics, however, are not a measure of financial performance under GAAP and should not be considered a substitute for sales and revenue growth (decline), or cash flows from operating, investing and financing activities as determined in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies.

ITT Corporation Non-GAAP Reconciliation
Reported vs. Organic Sales and Revenues / Orders Growth
Fourth Quarter 2009 & 2008

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)

		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E / A
	Sales & Revenues	Sales & Revenues	Change	% Change	Acquisition/ Divestitures	FX Contribution	Change	% Change
	3M 2009	3M 2008	2009 vs. 2008	2009 vs. 2008	3M 2009	3M 2009	Adj. 09 vs. 08	Adj. 09 vs. 08

ITT Corporation - Consolidated	2,869.7	2,945.0	(75.3)	-2.6%	(4.4)	(73.9)	(153.6)	-5.2%

Defense Electronics & Services	1,616.8	1,636.0	(19.2)	-1.2%	0.0	(0.4)	(19.6)	-1.2%
Communications Systems	223.0	306.8	(83.8)	-27.3%	0.0	0.0	(83.8)	-27.3%
Space Systems	175.6	173.0	2.6	1.5%	0.0	(0.2)	2.4	1.4%
Advanced Engineering & Sciences	276.7	256.3	20.4	8.0%	0.0	0.0	20.4	8.0%
Electronic Systems	337.4	342.4	(5.0)	-1.5%	0.0	(0.2)	(5.2)	-1.5%
Night Vision	171.9	144.2	27.7	19.2%	0.0	0.0	27.7	19.2%
Systems	393.3	364.2	29.1	8.0%	0.0	0.0	29.1	8.0%
Intell & Info Warfare	49.3	68.1	(18.8)	-27.6%	0.0	0.0	(18.8)	-27.6%

Fluid Technology	924.3	984.3	(60.0)	-6.1%	(12.9)	(56.3)	(129.2)	-13.1%
Industrial Process	168.1	227.0	(58.9)	-25.9%	0.0	(2.5)	(61.4)	-27.0%
Residential and Commercial Water Group	274.6	306.9	(32.3)	-10.5%	(12.9)	(11.9)	(57.1)	-18.6%
Water & WasteWater	499.7	466.6	33.1	7.1%	0.0	(43.2)	(10.1)	-2.2%

Motion & Flow Control	332.0	326.6	5.4	1.7%	8.5	(17.2)	(3.3)	-1.0%
Flow Control	48.0	45.0	3.0	6.7%	3.9	(0.8)	6.1	13.6%
Motion Technologies	137.1	103.3	33.8	32.7%	0.0	(13.6)	20.2	19.6%
Control Technologies	57.4	76.8	(19.4)	-25.3%	4.6	(0.2)	(15.0)	-19.5%
Interconnect Solutions	90.4	101.8	(11.4)	-11.2%	0.0	(2.6)	(14.0)	-13.8%

	Orders	Orders	Change	% Change	Acquisition Contribution	FX Contribution	Change	% Change
	3M 2009	3M 2008	2009 vs. 2008	2009 vs. 2008	3M 2009	3M 2009	Adj. 09 vs. 08	Adj. 09 vs. 08

Defense Electronics & Services	1,890.1	1,793.5	96.6	5.4%	0.0	(0.2)	96.4	5.4%

Fluid Technology	847.2	796.1	51.1	6.4%	(13.3)	(53.2)	(15.4)	-1.9%

Motion & Flow Control	326.3	296.6	29.7	10.0%	8.1	(16.5)	21.3	7.2%

Total Segment Orders	3,036.4	2,886.6	149.8	5.2%	(5.2)	(69.9)	74.7	2.6%

Note: Excludes intercompany eliminations.

ITT Corporation Non-GAAP Reconciliation
Reported vs. Organic Sales and Revenues / Orders Growth
Full Year 2009 & 2008

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)

		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E / A
	Sales & Revenues	Sales & Revenues	Change	% Change	Acquisition/ Divestitures	FX Contribution	Change	% Change
	FY 2009	FY 2008	2009 vs. 2008	2009 vs. 2008	FY 2009	FY 2009	Adj. 09 vs. 08	Adj. 09 vs. 08

ITT Corporation - Consolidated	10,904.5	11,694.8	(790.3)	-6.8%	11.9	223.7	(554.7)	-4.7%

Defense Electronics & Services	6,296.8	6,282.3	14.5	0.2%	0.0	5.0	19.5	0.3%
Communications Systems	983.4	1,141.8	(158.4)	-13.9%	0.0	0.0	(158.4)	-13.9%
Space Systems	641.8	594.8	47.0	7.9%	0.0	0.5	47.5	8.0%
Advanced Engineering & Sciences	1,013.2	968.7	44.5	4.6%	0.0	0.0	44.5	4.6%
Electronic Systems	1,554.5	1,537.7	16.8	1.1%	0.0	4.5	21.3	1.4%
Night Vision	532.0	500.7	31.3	6.3%	0.0	0.0	31.3	6.3%
Systems	1,464.1	1,401.1	63.0	4.5%	0.0	0.0	63.0	4.5%
Intell & Info Warfare	149.1	185.1	(36.0)	-19.4%	0.0	0.0	(36.0)	-19.4%

Fluid Technology	3,363.3	3,840.6	(477.3)	-12.4%	(23.9)	152.6	(348.6)	-9.1%
Industrial Process	719.2	815.5	(96.3)	-11.8%	0.0	11.6	(84.7)	-10.4%
Residential and Commercial Water Group	1,078.5	1,283.2	(204.7)	-16.0%	(23.9)	33.8	(194.8)	-15.2%
Water & WasteWater	1,632.3	1,805.0	(172.7)	-9.6%	0.0	109.9	(62.8)	-3.5%

Motion & Flow Control	1,253.0	1,583.4	(330.4)	-20.9%	35.8	66.4	(228.2)	-14.4%
Flow Control	183.5	247.5	(64.0)	-25.9%	16.9	17.4	(29.7)	-12.0%
Motion Technologies	490.9	561.9	(71.0)	-12.6%	0.0	35.4	(35.6)	-6.3%
Control Technologies	242.7	321.9	(79.2)	-24.6%	18.9	4.0	(56.3)	-17.5%
Interconnect Solutions	341.4	453.2	(111.8)	-24.7%	0.0	9.7	(102.1)	-22.5%

	Orders	Orders	Change	% Change	Acquisition Contribution	FX Contribution	Change	% Change
	FY 2009	FY 2008	2009 vs. 2008	2009 vs. 2008	FY 2009	FY 2009	Adj. 09 vs. 08	Adj. 09 vs. 08

Defense Electronics & Services	6,223.0	6,231.5	(8.5)	0%	0.0	3.1	(5.4)	-0.1%

Fluid Technology	3,263.5	3,938.7	(675.2)	-17%	(24.1)	183.0	(516.3)	-13.1%

Motion & Flow Control	1,237.2	1,563.3	(326.1)	-21%	35.7	64.7	(225.7)	-14.4%

Total Segment Orders	10,689.7	11,726.7	(1,037.0)	-9%	11.6	250.5	(774.9)	-6.6%

Note: Excludes intercompany eliminations.

ITT Corporation Non-GAAP Reconciliation
Reported vs. Organic Sales and Revenues / Orders Growth
Q4 vs Q3 2009

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)

		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E / A
	Sales & Revenues	Sales & Revenues	Change	% Change	Acquisition/ Divestitures	FX Contribution	Change Adjusted	% Change Adj
	Q4 2009	Q3 2009	Q409 vs. Q309	Q409 vs. Q309	Q/Q 2009	Q/Q 2009	Q409 vs. Q309	Q409 vs. Q309

ITT Corporation - Consolidated	2,869.7	2,697.7	172.0	6.4%	0.0	(32.1)	139.9	5.2%

Defense Electronics & Services	1,616.8	1,567.4	49.4	3.2%	0.0	(0.1)	49.3	3.1%
Communications Systems	223.0	228.8	(5.8)	-2.5%	0.0	0.0	(5.8)	-2.5%
Space Systems	175.6	158.8	16.8	10.6%	0.0	(0.1)	16.7	10.5%
Advanced Engineering & Sciences	276.7	258.5	18.2	7.0%	0.0	0.0	18.2	7.0%
Electronic Systems	337.4	392.2	(54.8)	-14.0%	0.0	0.0	(54.8)	-14.0%
Night Vision	171.9	130.8	41.1	31.4%	0.0	0.0	41.1	31.4%
Systems	393.3	374.7	18.6	5.0%	0.0	0.0	18.6	5.0%
Intell & Info Warfare	49.3	35.5	13.8	38.9%	0.0	0.0	13.8	38.9%

Fluid Technology	924.3	825.6	98.7	12.0%	0.0	(25.4)	73.3	8.9%
Industrial Process	168.1	172.2	(4.1)	-2.4%	0.0	(0.1)	(4.2)	-2.4%
Residential and Commercial Water Group	274.6	278.6	(4.0)	-1.4%	0.0	(4.5)	(8.5)	-3.1%
Water & WasteWater	499.7	389.2	110.5	28.4%	0.0	(21.3)	89.2	22.9%

Motion & Flow Control	332.0	306.9	25.1	8.2%	0.0	(6.6)	18.5	6.0%
Flow Control	48.0	46.7	1.3	2.8%	0.0	(0.1)	1.2	2.6%
Motion Technologies	137.1	120.6	16.5	13.7%	0.0	(5.4)	11.1	9.2%
Control Technologies	57.4	59.9	(2.5)	-4.2%	0.0	(0.1)	(2.6)	-4.3%
Interconnect Solutions	90.4	81.2	9.2	11.3%	0.0	(1.1)	8.1	10.0%

	Orders	Orders	Change	% Change	Acquisition Contribution	FX Contribution	Change Adjusted	% Change Adjusted
	Q4 2009	Q3 2009	Q409 vs. Q309	Q409 vs. Q309	Q/Q 2009	Q/Q 2009	Q409 vs. Q309	Q409 vs. Q309

Defense Electronics & Services	1,890.1	1,275.3	614.8	48%	0.0	(0.1)	614.7	48.2%

Fluid Technology	847.2	823.0	24.2	3%	0.0	(18.9)	5.3	0.6%

Motion & Flow Control	326.3	314.8	11.5	4%	0.0	(4.7)	6.8	2.2%

Total Segment Orders	3,036.4	2,406.2	630.2	26%	0.0	(23.7)	606.5	25.2%

Note: Excludes intercompany eliminations.

ITT Corporation
Segment Operating Income & OI Margin
Fourth Quarter of 2009 & 2008

($ Millions)

	Q4 2009	Q4 2008%
	As Reported	As Reported	Change 09 vs. 08

Sales and Revenues:
Defense Electronics & Services	1,616.8	1,636.0	-1.2%
Fluid Technology	924.3	984.3	-6.1%
Motion & Flow Control	332.0	326.6	1.7%
Intersegment eliminations	(3.4)	(1.9)	78.9%
Total Sales and Revenues	2,869.7	2,945.0	-2.6%

Operating Margin:
Defense Electronics & Services	12.8%	11.5%	130	BP
Fluid Technology	11.3%	9.7%	160	BP
Motion & Flow Control	5.0%	-1.1%	610	BP
Total Ongoing Segments	11.4%	9.5%	190	BP

Income:
Defense Electronics & Services	207.1	187.5	10.5%
Fluid Technology	104.5	95.7	9.2%
Motion & Flow Control	16.7	(3.6)	563.9%
Total Segment Operating Income	328.3	279.6	17.4%

ITT Corporation
Segment Operating Income & OI Margin
Full Year 2009 & 2008

($ Millions)

	FY 2009	FY 2008%
	As Reported	As Reported	Change 09 vs. 08

Sales and Revenues:
Defense Electronics & Services	6,296.8	6,282.3	0.2%
Fluid Technology	3,363.3	3,840.6	-12.4%
Motion & Flow Control	1,253.0	1,583.4	-20.9%
Intersegment eliminations	(8.6)	(11.5)	-25.2%
Total Sales and Revenues	10,904.5	11,694.8	-6.8%

Operating Margin:
Defense Electronics & Services	12.3%	11.6%	70	BP
Fluid Technology	11.7%	12.2%	(50)	BP
Motion & Flow Control	9.4%	12.1%	(270)	BP
Total Ongoing Segments	11.8%	11.9%	(10)	BP

Income:
Defense Electronics & Services	776.0	727.0	6.7%
Fluid Technology	392.9	468.7	-16.2%
Motion & Flow Control	118.2	191.7	-38.3%
Total Segment Operating Income	1,287.1	1,387.4	-7.2%

ITT Corporation Non-GAAP Reconciliation
Reported vs. Adjusted Income from Continuing Operations & Adjusted EPS
Fourth Quarter of 2009 & 2008

($ Millions, except EPS and shares)

									Change	Percent Change
	Q4 2009	Q4 2009		Q4 2009	Q4 2008	Q4 2008		Q4 2008	2009 vs. 2008	2009 vs. 2008
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted	As Adjusted	As Adjusted

Segment Operating Income	328.3			328.3	279.6			279.6

Interest Income (Expense)	(23.4)	-		(23.4)	(32.8)	2.3	#B	(30.5)
Other Income (Expense)	0.6			0.6	(2.5)			(2.5)
Corporate (Expense)	(40.3)	-		(40.3)	(36.4)			(36.4)

Income from Continuing Operations before Tax	265.2	-		265.2	207.9	2.3		210.2

Income Tax Expense	(69.6)	(17.3)	#A	(86.9)	(32.4)	(28.6)	#C	(61.0)

Income from Continuing Operations	195.6	(17.3)		178.3	175.5	(26.3)		149.2

Diluted EPS from Continuing Operations	1.06	(0.09)		0.97	0.96	(0.14)		0.82	$0.15	18.3%

#A - Remove tax benefit $17.3M primarily related to release of valuation allowance on historical NOLs
#B - Remove $2.3M additional interest expense regarding FIN48 reserves.
#C - Remove tax benefit of $28.6M related to prior year adjustments.

ITT Corporation Non-GAAP Reconciliation
Reported vs. Adjusted Income from Continuing Operations & Adjusted EPS
Full Year 2009 & 2008

($ Millions, except EPS and shares)

									Change	Percent Change
	FY 2009	FY 2009		FY 2009	FY 2008	FY 2008		FY 2008	2009 vs. 2008	2009 vs. 2008
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted	As Adjusted	As Adjusted

Segment Operating Income	1,287.1			1,287.1	1,387.4			1,387.4

Interest Income (Expense)	(75.2)	(13.2)	#A	(88.4)	(109.5)	2.3	#D	(107.2)
Other Income (Expense)	(9.0)			(9.0)	(13.1)			(13.1)
Corporate (Expense)	(377.7)	209.6	#B	(168.1)	(177.3)			(177.3)

Income from Continuing Operations before Tax	825.2	196.4		1,021.6	1,087.5	2.3		1,089.8

Income Tax Expense	(174.5)	(151.4)	#C	(325.9)	(312.3)	(36.4)	#E	(348.7)

Income from Continuing Operations	650.7	45.0		695.7	775.2	(34.1)		741.1

Diluted EPS from Continuing Operations	3.54	0.24		3.78	4.21	(0.18)		4.03	($0.25)	-6.2%

#A - Remove interest refund related to prior year tax settlement.
#B - Remove estimated cost of asbestos claims to be filed in the next 10 years.
#C - Remove tax benefit of $151.4M primarily related to: asbestos claims, reversal of deferred tax liabilities and release of valuation allowance on historical NOLs.
#D - Remove $2.3M additional interest expense regarding FIN48 reserves.
#E - Remove tax benefit of $36.4M related to prior year adjustments.

ITT Corporation Non-GAAP Reconciliation
Net Cash - Operating Activities vs. Free Cash Flow
Fourth Quarter of 2009 & 2008

($ Millions)

	12M 2009	12M 2008

Net Cash - Operating Activities	1,269.7	1,119.6

Capital Expenditures	(271.6)	(248.7)

Discretionary Pension Contributions, net of tax	62.0	-

Free Cash Flow	1,060.1	870.9

Income from Continuing Operations	650.7	775.2

Free Cash Flow Conversion	163%	112%

Non-Cash Special Tax Items & Asbestos Charge, net of tax	77.2	-

Income from Continuing Operations, Excluding
Non-Cash Special Tax Item and asbestos charge, net of tax	727.9	775.2

Adjusted Free Cash Flow Conversion	146%	112%

ITT Corporation
Debt Coverage Ratios 2009 & 2008
($ Millions)

	December 30, 2009	December 31, 2008

Net Debt/Net Capitalization	7.0%	27.9%
Total Debt/Total Capitalization	28.0%	41.2%

Short Term Debt	75.0	1,679.0
Long Term Debt	1,430.8	467.9
Total Debt	1,505.8	2,146.9
Cash & Cash equivalents	1,215.6	964.9
Net Debt	290.2	1,182.0

Total Shareholders' Equity	3,878.3	3,059.9
Net Debt	290.2	1,182.0
Net Capitalization	4,168.5	4,241.9

CONTACT:
ITT Corporation
Jenny Schiavone, +1-914-641-2160
jennifer.schiavone@itt.com